Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports First-Quarter 2022 Financial Results
First-Quarter GAAP Net Income Attributable to Common Stock of $128 Million, or $0.45 Per Diluted Share

Private Education Loan Originations Increase 6 Percent from Year-Ago Quarter to $2.2 Billion

Repurchased $176 Million of Common Stock in the First Quarter of 2022

Completed $2.0 Billion Private Education Loan Sale on April 27, 2022

NEWARK, Del., Apr. 27, 2022 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released first-quarter 2022 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, Apr. 28, 2022, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website at https://edge.media-server.com/mmc/p/6xv7uzt2.

Participants may also register for the earnings conference call at: http://www.directeventreg.com/registration/event/9352285. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Brian Cronin, 302-451-0304, brian.cronin@salliemae.com

Sallie Mae Reports First-Quarter 2022 Financial Results

First-Quarter GAAP Net Income Attributable to Common Stock of $128 Million, or $0.45 Per Diluted Share

Private Education Loan Originations Increase 6 Percent from Year-Ago Quarter to $2.2 Billion

Repurchased $176 Million of Common Stock in the First Quarter of 2022

Completed $2.0 Billion Private Education Loan Sale on April 27, 2022

“We delivered strong results in the first quarter and are readying for what is shaping up to be another busy peak season. While still early, we expect a modest increase in overall college enrollment for Fall 2022, as students navigate a post-pandemic new normal back on campuses across the country. While market volatility and inflationary trends may continue, we have a resilient business model and strategy. I’m confident our portfolio will continue to perform well, and our loan sale strategy will continue to create shareholder value.”

Jonathan Witter, CEO, Sallie Mae

First-Quarter 2022 Highlights vs. First-Quarter 2021 Highlights

Continue to Execute on our Core Business Strategy:
•GAAP net income of $129 million, down 80%, due to less private education loans sales in first-quarter 2022.
•Net interest income of $375 million, up 13%.
•Private education loan originations of $2.2 billion, up 6%.
•Sold $95 million in private education loans, compared with $3.16 billion private education loans sales in the year-ago period.
•Average private education loans outstanding, net, of $21.9 billion, up 4%.
•Average yield on the private education loan portfolio was 8.38%, up 16 basis points.
•Private education loan provisions for credit losses, including amounts for unfunded commitments, was $98 million, compared with a negative provision of $226 million.
•Private education loans held-for-investment in forbearance were 1.4% of private education loans held-for-investment in repayment and forbearance, down from 3.7%.
•Private education loans held-for-investment delinquencies as a percentage of private education loans held-for-investment in repayment were 3.5%, up from 2.1%.
•Total operating expenses of $132 million, up from $125 million.
•Completed our acquisition of Nitro College in the first quarter of 2022.

Progress on our Balance Sheet and Capital Allocation:
•Gain on sale of private education loans of $10 million in the first quarter of 2022, down from $399 million in the year-ago period.
•Repurchased 10 million shares of common stock under share repurchase programs in the first quarter of 2022, down from 49 million in the year-ago period.
•Paid first-quarter common stock dividend of $0.11 per share, up from $0.03 per share in the first quarter of 2021.

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@salliemae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@salliemae.com

The following are significant items or events that occurred in the first quarter of 2022 or early in the second quarter of 2022.

Provisions for Credit Losses
   Provision for credit losses in the first quarter of 2022 was $98 million, compared with a $226 million negative provision in the year-ago quarter. During the first quarter of 2022, the provision for credit losses was primarily affected by new loan commitments made during the quarter and additional management overlays, which were partially offset by improved economic forecasts and faster prepayment rates. In the year-ago quarter, the provision for credit losses was favorably affected by improved economic forecasts and faster prepayments speeds. During the first quarter of 2021, the company increased its estimates of future prepayment speeds during both the two-year reasonable and supportable period as well as the remaining term of the underlying loans. The faster estimated prepayments speeds reflected the significant improvement in economic forecasts as well as the implementation of an updated prepayment speed model in the first quarter of 2021.

Progress on Balance Sheet and Capital Allocation
  Balance Sheet

   On Mar. 16, 2022, the company sold $95 million of its private education loans, including $89 million of principal and $6 million in capitalized interest, to an unaffiliated third party.

   On Apr. 27, 2022, the company sold approximately $2.0 billion of its private education loans, including approximately $1.9 billion of principal and approximately $130 million in capitalized interest to an unaffiliated third party. The gain on sale of loans sold expressed as a percentage was in the low double-digits and will be recognized in the second-quarter 2022 consolidated statements of income.

  Share Repurchases

In the first quarter of 2022, the company repurchased 10 million shares of its common stock at a total cost of $176 million, or an average purchase price of $18.46 per share, under a Rule 10b5-1 trading plan authorized under its share repurchase programs.

From Jan. 1, 2020 through Mar. 31, 2022, the company has repurchased 156 million shares of common stock under its repurchase programs, which represents a 37% reduction in the total number of shares outstanding on Jan. 1, 2020. At Mar. 31, 2022, there was $1.1 billion of capacity remaining under the 2022 Share Repurchase Program, which was announced on Jan. 26, 2022 and expires on Jan. 25, 2024.

Repurchases may occur under the company’s share repurchase programs from time to time and through a variety of methods, including tender offers, open market repurchases, repurchases effected through Rule 10b5-1 trading plans, negotiated block purchases, accelerated share repurchase programs, or other similar transactions. The timing and volume of any repurchases will be subject to market conditions, and there can be no guarantee that the company will repurchase up to the limit of its share repurchase programs or at all.

The following provides guidance on the company’s performance in 2022.

Guidance*
   For 2022, the company expects the following:
•Full-year diluted non-GAAP “Core Earnings” per common share of $2.80 - $3.00.**
•Full-year Private Education Loan originations year-over-year growth of 8% - 10%.
•Full-year total loan portfolio net charge-offs of $270 million - $290 million.
•Full-year non-interest expenses of $555 million - $565 million.

* See page 6 for a cautionary note regarding forward-looking statements.

** See Non-GAAP “Core Earnings” to GAAP Reconciliation on page 9 for a description of non-GAAP “Core Earnings”. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP measure. However, this GAAP measure is not accessible on a forward-looking basis because the company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Quarterly Financial Highlights

	1Q 2022	4Q 2021	1Q 2021
Income Statement ($ millions)
Total interest income	$465	$458	$436
Total interest expense	90	91	105
Net interest income	375	367	331
Less: provisions for credit losses	98	(15)	(226)
Total non-interest income	22	153	413
Total non-interest expenses	133	125	126
Income tax expense	37	104	203
Net income	129	306	641
Preferred stock dividends	1	1	1
Net income attributable to common stock	128	305	640
Non-GAAP “Core Earnings” adjustments to GAAP(1)	—	1	8
Non-GAAP “Core Earnings” net income attributable to common stock(1)	128	306	648

Ending Balances ($ millions)
Private Education Loans held for investment, net	$20,586	$19,625	$19,633
FFELP Loans held for investment, net	680	693	725
Credit Cards held for investment, net	25	23	10
Deposits	$21,194	$20,828	$22,803
Brokered	9,946	10,123	12,146
Retail and other	11,248	10,705	10,657

Key Performance Metrics
Net interest margin	5.29%	5.13%	4.40%
Yield - Total interest-earning assets	6.56%	6.40%	5.80%
Private Education Loans	8.38%	8.31%	8.22%
Credit Cards	3.95%	4.12%	0.78%
Cost of Funds	1.35%	1.36%	1.53%
Return on Assets (“ROA”)(2)	1.8%	4.2%	8.3%
Non-GAAP “Core Earnings” ROA(3)	1.8%	4.2%	8.4%
Return on Common Equity (“ROCE”)(4)	27.1%	62.3%	101.5%
Non-GAAP “Core Earnings” ROCE(5)	27.1%	62.6%	102.8%

Per Common Share
GAAP diluted earnings per common share	$0.45	$1.04	$1.75
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$0.46	$1.05	$1.77
Average common and common equivalent shares outstanding (millions)	281	293	366

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in non-GAAP “Core Earnings” results. See the Non-GAAP “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and non-GAAP “Core Earnings.” Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our non-GAAP “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Non-GAAP Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Non-GAAP Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2022 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 24, 2022) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

Information on COVID-19 Impact on Sallie Mae
The COVID-19 crisis is unprecedented and has had a significant impact on the economic environment globally and in the United States. There is a significant amount of uncertainty as to the length and breadth of the impact to the U.S. economy and, consequently, on the company. Please refer to Item 1A. “Risk Factors — Pandemic Risk” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 (filed with the SEC on Feb. 24, 2022), for risks associated with COVID-19. Also, see above for a cautionary note regarding forward-looking statements.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31,	December 31,
(Dollars in thousands, except share and per share amounts)	2022	2021
Assets
Cash and cash equivalents	$3,262,595	$4,334,603
Investments:
Trading investments at fair value (cost of $33,985 and $29,049, respectively)	38,820	37,465
Available-for-sale investments at fair value (cost of $2,440,204 and $2,535,568, respectively)	2,341,551	2,517,956
Other investments	139,108	140,037
Total investments	2,519,479	2,695,458
Loans held for investment (net of allowance for losses of $1,227,362 and $1,165,335, respectively)	21,291,675	20,341,283
Restricted cash	187,960	210,741
Other interest-earning assets	9,327	9,655
Accrued interest receivable	1,259,145	1,205,667
Premises and equipment, net	148,154	150,516
Goodwill and acquired intangible assets, net	125,267	—
Income taxes receivable, net	215,217	239,578
Tax indemnification receivable	8,155	8,047
Other assets	24,855	26,351
Total assets	$29,051,829	$29,221,899

Liabilities
Deposits	$21,194,026	$20,828,124
Long-term borrowings	5,552,497	5,930,990
Other liabilities	261,099	313,074
Total liabilities	27,007,622	27,072,188
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 434.6 million and 432.0 million shares issued, respectively	86,922	86,403
Additional paid-in capital	1,086,852	1,074,384
Accumulated other comprehensive loss (net of tax benefit of ($12,601) and ($5,707), respectively)	(39,514)	(17,897)
Retained earnings	2,913,544	2,817,134
Total SLM Corporation stockholders’ equity before treasury stock	4,298,874	4,211,094
Less: Common stock held in treasury at cost: 163.5 million and 153.1 million shares, respectively	(2,254,667)	(2,061,383)
Total equity	2,044,207	2,149,711
Total liabilities and equity	$29,051,829	$29,221,899

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2022	2021
Interest income:
Loans	$458,044	$431,804
Investments	5,479	2,728
Cash and cash equivalents	1,515	1,626
Total interest income	465,038	436,158
Interest expense:
Deposits	49,537	66,598
Interest expense on short-term borrowings	2,875	3,202
Interest expense on long-term borrowings	37,594	35,244
Total interest expense	90,006	105,044
Net interest income	375,032	331,114
Less: provisions for credit losses	98,050	(225,767)
Net interest income after provisions for credit losses	276,982	556,881
Non-interest income:
Gains on sales of loans, net	9,881	399,111
Gains (losses) on derivatives and hedging activities, net	(5)	28
Other income	12,049	14,288
Total non-interest income	21,925	413,427
Non-interest expenses:
Operating expenses:
Compensation and benefits	71,981	71,581
FDIC assessment fees	5,684	5,188
Other operating expenses	54,341	47,730
Total operating expenses	132,006	124,499
Acquired intangible assets amortization expense	733	—
Restructuring expenses	—	1,077
Total non-interest expenses	132,739	125,576
Income before income tax expense	166,168	844,732
Income tax expense	37,356	203,525
Net income	128,812	641,207
Preferred stock dividends	1,275	1,201
Net income attributable to SLM Corporation common stock	$127,537	$640,006
Basic earnings per common share	$0.46	$1.77
Average common shares outstanding	276,977	361,042
Diluted earnings per common share	$0.45	$1.75
Average common and common equivalent shares outstanding	280,654	366,240
Declared dividends per common share	$0.11	$0.03

Non-GAAP “Core Earnings” to GAAP Reconciliation
The following table reflects adjustments associated with our derivative activities.

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2022	2021
Non-GAAP “Core Earnings” adjustments to GAAP:
GAAP net income	$128,812	$641,207
Preferred stock dividends	1,275	1,201
GAAP net income attributable to SLM Corporation common stock	$127,537	$640,006

Adjustments:
Net impact of derivative accounting(1)	248	10,863
Net tax expense(2)	60	2,627
Total Non-GAAP “Core Earnings” adjustments to GAAP	188	8,236
Non-GAAP “Core Earnings” attributable to SLM Corporation common stock	$127,725	$648,242

GAAP diluted earnings per common share	$0.45	$1.75
Derivative adjustments, net of tax	0.01	0.02
Non-GAAP “Core Earnings” diluted earnings per common share	$0.46	$1.77
(1) Derivative Accounting: Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.

The following table reflects our provisions for credit losses and total portfolio net charge-offs:

	Three Months Ended
	March 31,
(Dollars in thousands)	2022	2021

Provisions for credit losses	$98,050	$(225,767)
Total portfolio net charge-offs	(76,030)	(47,612)

We evaluate management’s performance internally using a measure that starts with non-GAAP “Core Earnings” net income as disclosed above for a period, and further adjusting it by increasing it by the impact of GAAP provisions for credit losses, and decreasing it by the total portfolio net charge-offs recorded in that period, net of the tax impact of these adjustments.